Exhibit 99.1

Penguin Solutions, Inc. Announces Proposed Redomiciliation to the United States

Milipitas, California – March 24, 2025 – Penguin Solutions, Inc. (Nasdaq: PENG) (“Penguin Solutions” or the “Company”), a leading designer and developer of high-performance, high-availability enterprise solutions, today announced that its Board of Directors (the “Board”) has approved a plan to redomicile the parent company of the Penguin Solutions group of companies from the Cayman Islands to the United States.

“While our incorporation in the Cayman Islands has served us and our shareholders well for many years, we believe the redomiciliation of Penguin Solutions to the United States will further our strategic objectives and reflects our increased business and operational focus in the United States,” said Mark Adams, Chief Executive Officer of Penguin Solutions. “We also believe that the redomiciliation will, among other benefits, streamline our organizational and regulatory structure for the benefit of our shareholders.”

Pursuant to the redomiciliation plan, the ordinary shares and the convertible preferred shares of the existing Cayman Islands parent company at the completion date of the redomiciliation will be exchanged on a one-for-one basis for common stock and convertible preferred stock of a newly-formed Delaware corporation (“Penguin Solutions Delaware”). Penguin Solutions Delaware will become the ultimate parent company of the Penguin Solutions group of companies and will operate the business of the group in substantially the same manner as the Company has done previously.

Upon completion of the redomiciliation, the common stock of Penguin Solutions Delaware will trade on the Nasdaq Global Select Market under the Company’s existing ticker symbol, “PENG.”

The Board also approved the filing of a preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with a special meeting of the Company’s shareholders proposed to be convened by order of the Grand Court of the Cayman Islands (the “Cayman Court”) to consider and, if thought appropriate, approve the redomiciliation plan. The implementation of the redomiciliation plan will also be subject to other customary closing conditions.

If approved by its shareholders, subject to the sanction of the Cayman Court, the Company anticipates that the redomiciliation would be completed in the third quarter of 2025.

About Penguin Solutions, Inc.

The most exciting technological advancements are also the most challenging for companies to adopt. At Penguin Solutions, we support our customers in achieving their ambitions across our Advanced Computing, Integrated Memory, and Optimized LED business segments. With our expert skills, experience, and partnerships, we turn our customers’ most complex challenges into compelling opportunities.

For more information, visit https://www.penguinsolutions.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the proposed redomiciliation of the Penguin Solutions; statements that address our business plans and organizational and regulatory structure; and statements about the timing for approval of the Penguin Solutions shareholders and the Cayman Court for the proposed redomiciliation, the expected timeframe for the proposed redomiciliation, and the expected benefits of the proposed redomiciliation.

These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “could,” “will”, “forecast,” “potential,” “should” and other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations and are subject to a number of significant risks, uncertainties and other factors, many of which are outside of our control, including but not limited to: our ability to obtain shareholder approval of, and the approval of the Cayman Court for, and to satisfy the other conditions to, the proposed redomiciliation within the expected timeframe or at all; our ability to realize the expected benefits from the proposed redomiciliation; the occurrence of difficulties or material timing delays in connection with the proposed redomiciliation, including any unanticipated costs in connection with the proposed redomiciliation; any delays, challenges and expenses associated with receiving governmental and regulatory approvals; and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in the Cayman Islands, the United States and other jurisdictions following the proposed redomiciliation.

These and other risks, uncertainties and factors are described in greater detail under the sections titled “Risk Factors,” “Critical Accounting Estimates,” “Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Liquidity and Capital Resources” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our other filings with the U.S. Securities and Exchange Commission (the “SEC”). In addition, such risks, uncertainties and factors as outlined above and in such filings do not constitute all risks, uncertainties and factors that could cause our actual results to be materially different from such forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we do not undertake to update the forward-looking statements contained in this press release to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.

Important Information for Shareholders

Shareholders are urged to read the definitive proxy statement regarding the proposed redomiciliation when it becomes available, because it will contain important information. Shareholders may obtain a copy of the definitive proxy statement (when available) and other related documents filed by the Company with the SEC free of charge on the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other related documents may also be accessed on Penguin Solutions’ website at ir.penguinsolutions.com via the “Financials” section, under “SEC Filings.”

Participants in the Solicitation

This press release is neither a solicitation of a proxy nor a substitute for any proxy statement (including the definitive proxy statement) or other filings that may be made with the SEC. Nonetheless, Penguin Solutions and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed redomiciliation. You can find information about Penguin Solutions’ executive officers and directors in Penguin Solutions’ definitive proxy statement for the 2025 annual general meeting which was filed with the SEC on December 20, 2024. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement or other documents filed with the SEC when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov.

Investor Contact

Suzanne Schmidt

Investor Relations

(510) 360-8596

ir@penguinsolutions.com

PR Contact

Maureen O’Leary

Penguin Solutions Corporate Communications

(602) 330-6846

pr@penguinsolutions.com